SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 18, 2005

BECOMING ART, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-51125	APPLIED FOR
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

867 West 8th Avenue
Vancouver, British Columbia, Canada V5Z 1E3
(Address of Principal Executive Offices)

(604) 727-8402
(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 -- REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.02 Termination of a Material Definitive Agreement.

Effective as of May 18, 2005, all parties mutually agreed to terminate the Agreement and Plan of Merger (“Merger Agreement”) by and among 20/20 Acquisition, Inc., a Delaware corporation a newly-formed, wholly-owned subsidiary of ours ("20/20 Acquisition"), and 20/20 Technologies, Inc., a Delaware corporation ("20/20"). We had previously reported entering into the Merger Agreement on a form 8-K filed April 19, 2005.

As a result of the termination, no party to the Merger Agreement will have any further obligation to any other party by reason of the Merger Agreement. No party has incurred any material penalties by reason of the parties’ mutual agreement to terminate the Merger Agreement.

We had previously reported that the size of our board would be increased from two (2) to five (5) as a consequence of the Merger Agreement, that our current directors would resign, and that five (5) new directors would be designated by 20/20. In anticipation of consummating the Merger Agreement, we filed an Information Statement pursuant to section 14(f) of the Securities Exchange Act of 1934 and Rule 14f-1 promulgated thereunder on April 19, 2005. As a result of the parties’ mutual agreement to terminate the Merger Agreement, our board will remain with only two (2) members, Mr. Michael Hanson, who is also our President, Chief Executive Officer, Treasurer and Principal Accounting Officer, and Mr. Clark McFadden, who is also our Secretary.

SECTION 2 - FINANCIAL INFORMATION

None

SECTION 3 - SECURITIES AND TRADING MARKETS

None

SECTION 4 - MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

None

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

None

SECTION 6 - ASSET BACKED SECURITIES

None

SECTION 7 - REGULATION FD

None

SECTION 8 - OTHER EVENTS

None

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

10.1	Termination and Settlement Agreement between Becoming Art, Inc. and 20/20 Technologies, Inc. and 20/20 Acquisition, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BECOMING ART, INC.

/s/ Mike Hanson
Mike Hanson, Chief Executive Officer

Date:  May 20, 2005